UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 26, 2019

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 26, 2019 (the “Closing Date”), Kaman Corporation, a Connecticut corporation (the “Company”), completed the previously announced sale (the “Sale Transaction”) of Kaman Industrial Technologies Corporation, a Connecticut corporation and previously a wholly owned subsidiary of the Company (“KIT”), to LJ KIT Blocker, Inc., a Delaware corporation, LJ KAI Blocker, Inc., a Delaware corporation, and LJ KFP Blocker, Inc. a Delaware corporation (collectively the “Purchasers”), pursuant to the terms and provisions of the Share Purchase Agreement, dated as of June 25, 2019 (the “Purchase Agreement”), by and among the Company and the Purchasers. As contemplated by the Purchase Agreement, on the Closing Date, the Company entered into the Transition Services Agreement and the Trademark, Trade Name and Domain Name License Agreements described in this Item 1.01.
The following descriptions of the Transition Services Agreement and the Trademark, Trade Name and Domain Name License Agreements do not purport to be complete and are qualified in their entirety by reference to the copy of the Transition Services Agreement filed as Exhibit 10.1 hereto and the form of the Trademark, Trade Name and Domain Name License Agreements and related schedule filed as Exhibits 10.2 and 10.2(a) hereto, respectively, all of which are incorporated herein by reference.
Transition Services Agreement
As contemplated by the Purchase Agreement, on the Closing Date, the Company, the Purchasers and KIT entered into a Transition Services Agreement (the “Transition Agreement”) pursuant to which the Company agreed to continue to provide to KIT and its subsidiaries (the “Acquired Companies”) certain services (the “Transition Services”) that the Company had been providing to the Acquired Companies prior to the Closing Date and other services specified therein. The Transition Services are to be provided at the Purchasers’ request and solely to accommodate the Purchasers and the Acquired Companies during the transitional period following the sale of KIT.
The Transition Services include specified services relating to (a) information technology, (b) human resources and benefits, (c) treasury, tax and cash management, and (d) training and knowledge transfers, together with any services, systems, functions and responsibilities inherently required for the proper performance and delivery of the specified services. If the Purchasers reasonably determine by November 26, 2019 that the Company had delivered to the Acquired Companies, in the ordinary course during the twelve months preceding the Closing Date, additional services that the Acquired Companies continue to require but cannot obtain on reasonable terms, the Purchasers can require that those additional services be included as Transition Services on terms and conditions to be agreed upon by the Company, the Purchasers and KIT. The Purchasers have agreed, however, that certain specified services may not be included in the Transition Services.
Under the Transition Agreement, the Company is to use commercially reasonable efforts to perform the Transition Services with substantially the same degree, and at substantially the same level, of accuracy, quality, completeness, responsiveness and efficiency as it provided them during the twelve months preceding the execution of the Transition Agreement, subject to the Company’s right to make appropriate modifications in delivery of Transition Services as necessary to ensure the security, confidentiality and data integrity of those Transition Services. The Company may, in its reasonable discretion, determine the manner, means and resources to be used to provide the Transition Services.
The initial term of the Transition Agreement extends for one year, subject to the expiration before such initial term for certain Transition Services and the right of the Purchasers to renew the term for certain Transition Services for an additional six to twelve months, as specified in the Transition Agreement.
As consideration for the Transition Services, the Purchasers are obligated to pay to the Company specified fees and to reimburse the Company for certain out-of-pocket expenses. The amount of the fees payable will vary based on the type of Transition Services provided. Those fees may be based on actual usage, the Company’s actual incurred costs or certain fixed expenses; in some cases fees are capped on a monthly and/or annual basis.

Trademark, Trade Name and Domain Name License Agreements
As contemplated by the Purchase Agreement, on the Closing Date, the Company entered into separate Trademark, Trade Name and Domain Name License Agreements with each of the Purchasers, KIT, Ruby Automation, LLC, Kaman Fluid Power, LLC and Ruby PR, LLC (each a “Licensee”), each in form and substance as set forth in Exhibit 10.2 attached hereto. Under each such agreement with a Licensee, the Company granted the Licensee a non-exclusive, royalty-free license to use certain registered service marks, common law service marks, trade names and domain names owned by the Company for a period of five years after the Closing Date, subject to the Licensee’s agreement to use commercially reasonable efforts to phase out its use of such service marks and domain names as soon as is reasonably practicable prior to the expiration of the term. These agreements, and the licenses granted therein, apply only within North America.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On the Closing Date, the Company completed the Sale Transaction by selling all of the issued and outstanding shares of KIT (the “Shares”) to the Purchasers pursuant to the terms and provisions of the Purchase Agreement (the “Closing”). The Purchasers acquired the Shares from the Company for $700 million in cash, thereby acquiring indirect ownership of KIT’s wholly owned subsidiaries Kaman Automation, Inc., a Delaware corporation (“KAI”), Kaman Fluid Power, LLC, a Delaware limited liability company, and Industrial Rubber & Mechanics Inc., a Puerto Rico corporation (“IRM”). As contemplated by the Purchase Agreement, KAI and IRM were converted to limited liability companies prior to the Closing; becoming Ruby Automation, LLC, a Delaware limited liability company, and Ruby PR, LLC, a Puerto Rico limited liability company, respectively. The Acquired Companies had previously operated the Distribution Segment of the Company, which was engaged in the business of distributing third-party power transmission, automation and fluid power products, including industrial electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, along with related engineered integrated solutions and sales of private label branded products, and certain maintenance, repair and other services related thereto.
A copy of the press release announcing the completion of the Sale Transaction is attached hereto as Exhibit 99.1.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 26, 2019, effective as of the Closing Date, Alphonse J. Lariviere, Jr., who prior to the Closing had served as the Executive Vice President of the Company and the President of KIT, resigned from his position as the Executive Vice President of the Company.
Item 9.01    Financial Statements and Exhibits.
(b)    Pro forma financial information.
The unaudited pro forma consolidated balance sheet as of June 28, 2019, the unaudited pro forma consolidated statement of operations for the six month fiscal period ended June 28, 2019, and the unaudited pro forma consolidated statements of operations for each of the fiscal years ended December 31, 2018, 2017 and 2016, in each case giving effect to the Sale Transaction, are included in Exhibit 99.2 filed herewith and are incorporated herein by reference (collectively, the “Unaudited Pro Forma Financial Information”). The Unaudited Pro Forma Financial Information has been prepared for comparative purposes only and does not purport to be indicative of the future results of operations or financial condition of the Company.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description
10.1
Transition Services Agreement, dated as of August 26, 2019, by and among Kaman Corporation, LJ KAI Blocker, Inc., LJ KFP Blocker, Inc. and LJ KIT Blocker, Inc., and Kaman Industrial Technologies Corporation*
Attached
10.2	Form of Trademark, Trade Name and Domain Name License Agreement, dated as of August 26, 2019, between Kaman Corporation and certain Licensees*	Attached
10.2(a)	Schedule identifying agreements substantially identical to the form of Trademark, Trade Name and Domain Name License Agreement filed as Exhibit 10.2 hereto	Attached
99.1	Press release issued by Kaman Corporation on August 26, 2019	Attached
99.2	Unaudited Pro Forma Financial Information of Kaman Corporation.	Attached
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
*     Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission, provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert D. Starr
Robert D. Starr
Executive Vice President and
Chief Financial Officer

Date: August 26, 2019